UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 16, 2017

Date of Report (Date of earliest event reported)

GRIPEVINE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-19663	35-2511643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1282A Cornwall Road Oakville, Ontario Canada	L6J 7W5
(Address of principal executive offices)	(Zip Code)

(855) 474-7384

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8. OTHER EVENTS

ITEM 8.01 OTHER EVENTS

Adoption of Gripevine Inc. 2017 Flexible Stock Plan

On August 16, 2017, the Board of Directors of Gripevine, Inc., a Nevada corporation (the “Company”) adopted approved and adopted the Gripevine Inc. 2017 Flexible Stock Plan (the “2017 SOP”). The 2017 SOP is intended to attract, motivate, and retain employees of the Company, consultants who provide significant services to the Company and members of the Company’s Board of Directors who are not employees. The 2017 SOP is designed to further the Company’s growth and financial success by aligning the interests of the participants, through the ownership of stock and through other incentives, with the interests of the Company’s stockholders.

Benefits under the 2017 SOP. As defined under the 2017 SOP, the Board of Directors may grant any one or a combination of stock options (within meaning of the Code), non-qualified stock options, restricted stock as well as performance awards (collectively, “Awards”).

Administration of the 2017 SOP. The 2017 SOP will be administered by the Board of Directors. If it chooses, the Board may delegate its authority to a committee to be appointed by the Board (the “Committee”). Subject to certain limitations in the SOP, the Board establishes the terms and conditions of awards granted under the 2017 SOP, interprets the 2017 SOP and all awards under the 2017 SOP, and administers the 2017 SOP.

Eligible Participants under the 2017 SOP. Except for incentive stock options which may only be granted to employees of the Company, Awards under the 2017 SOP may be granted to employees, directors, and consultants (as such terms are defined in the 2017 SOP) who are designated by the Board of Directors.

Shares Available under the 2017 SOP. The aggregate number of shares of common stock that may be issued or transferred to grantees under the 2017 SOP shall not exceed 50,000,000 shares. If there is a stock split, stock dividend or other relevant change affecting the Company’s shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price of all outstanding Awards made before such event. If shares under an Award are not issued or transferred, those shares would again be available for inclusion in future Award grants.

Awards Under the 2017 SOP. The Board of Directors may grant options qualifying as incentive stock options under the Code and nonqualified stock options. The term of an option shall be fixed by the Board of Directors.

Restricted Stock. The Board may also award shares of restricted stock. The shares will be issued as restricted stock within the meaning of Rule 144 of the Securities Act of 1933, as amended. Such grant would set forth the terms and conditions of the award, including the imposition of a vesting schedule during which the grantee must remain in the employ of the Company in order to retain the shares under grant. However, the Board may provide complete or partial exceptions to this requirement as it deems equitable. Unless an Award specifically provides otherwise, any shares not otherwise vested shall vest upon the death, disability, termination, removal or resignation of the grantee for any reason other than for cause within one year of the occurrence of a Change of Control (as that term is defined in the 2017 SOP). The grantee cannot dispose of the shares prior to the expiration of forfeiture restrictions set forth in the grant. During this period, however, the grantee would be entitled to vote the shares and, at the discretion of the Board, receive dividends. Each certificate would bear a legend giving notice of the restrictions in the grant.

Performance Awards. The Board of Directors may grant performance shares in consideration of services performed or to be performed, under which payment may be made in shares of the common stock, a combination of shares and cash, or cash if the performance of the Company or any subsidiary or affiliate of the Company selected by the Board meets certain goals established by the Board during an award period. The Board of Directors would determine the goals, the length of an award period and the minimum performance required before a payment would be made.

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Other Stock or Performance-Based Awards. The Board of Directors also may grant shares of common stock or performance based Awards on the terms and conditions it determines in its discretion, as well as other rights not an Award otherwise described in the 2017 SOP but is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock or cash as are deemed by the Board to be consistent with the purposes of the 2017 SOP. Such other stock or performance-based Awards may be in addition to, or in lieu of, cash or other compensation due the grantee.

There are no other annuity, pension or retirement benefits or stock options proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

The foregoing information is a summary of the 2017 SOP is not complete and is qualified in its entirety by reference to the full text of such 2017 SOP, which is attached as an exhibit to this Current Report on Form 8-K. Readers should review the 2017 SOP for a complete understanding of the terms and conditions.

Grant of Options

On August 16, 2017, the Board of Directors authorized the grant of an aggregate 5,486,500 stock options to its officers, directors and consultants (collectively, the “Optionees”). The Company entered into those certain stock option plan agreements with the Optionees (the “Stock Option Plan Agreeements”). In accordance with the terms and provisions of the Stock Option Plan Agreements, generally one-half of the stock options will vest as at date of execution (the “Effective Date”) of the respective Stock Option Plan Agreements (the “Initial Vesting”) and the remaining and one-half of the Stock Options shall vest one year from the Effective Date (the “2018 Vesting Date”). The Stock Option Plan Agreements further provide that in the event the Optionee’s position with the Company terminates (the “Early Termination Date”) after the Initial Vesting but before the 2018 Vesting Date, the remaining unvested Stock Options shall be deemed immediately forfeited as of the Early Termination Date and if the Optionee’s position with the Company terminates after the 2018 Vesting Date for any reason (the “Latter Termination Date”), all vested Stock Options granted to the Optionee which have not been exercised shall terminate within 48 hours after the Latter Termination Date, and shall be exercisable during such 48 hour period only to the extent they were exercisable on the Latter Termination Date.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1	Gripevine Inc. 2017 Flexible Stock Plan dated August 16, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIPEVINE INC.

Date: October 2, 2017	By:	/s/ Richard Hue
	Name:	Richard Hue
	Title:	President/Chief Executive Officer

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